EXHIBIT 23(j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated February 22, 2006, relating to the financial statements and financial highlights which appears in the December 31,
2005 Annual Report to Shareholders of the Clipper Fund SM, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such
Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California
April 26, 2007